Exhibit 99.2

CYBER SUPPLY, INC.

AND

CIG SERVICES, LLC

(DEVELOPMENT STAGE COMPANIES)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined balance sheet as of August 31, 2011 combines the historical balance sheets of Cyber Supply, Inc. as of August 31, 2011and of CIG Services, LLC as of September 30, 2011 and gives effect to the merger as if it had been completed on these respective balance sheet dates.

The historical consolidated balance sheet information has been adjusted to give pro forma effect to events that are (i) directly attributable to the acquisition and (ii) factually supportable. The pro forma balance sheet uses Cyber Supply’s latest quarter-end and no adjustments were made to CIG Services’ information for its different fiscal quarter-end.

The unaudited pro forma condensed combined balance sheet is presented for illustrative purposes only and is not necessarily indicative of the financial condition of future periods or the financial condition that actually would have been realized had the entities been a single company as of the dates presented.

CYBER SUPPLY, INC.
AND
CIG SERVICES, LLC
(Development Stage Companies)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF AUGUST 31, 2011

				Pro Forma	Pro Forma
	Cyber Supply	CIG Services		Adjustments	Combined

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 137	$ -	(A)	$ (10)	$ 2,000,127
			(B)	2,000,000
Prepaid expenses	46,437	-		-	46,437
TOTAL ASSETS	$ 46,574	$ -		$ 1,999,990	$ 2,046,564

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$ 79,945	$ 425		$ -	$ 80,370
Loans payable	34,980	-		-	34,980
Related party payables	110,980	-		-	110,980
TOTAL CURRENT LIABILITIES	225,905	425		-	226,330

Series A convertible redeemable preferred stock, 1,000,000 shares
authorized, $0.00001 par value; 1,000,000 shares issued and outstanding	-	-	(B)	2,000,000	2,000,000
TOTAL LIABILITIES	225,905	425		2,000,000	2,226,330

STOCKHOLDERS' DEFICIT
Preferred stock, 100,000,000 shares authorized, $0.00001 par
value; 99,000,000 undesignated authorized	-	-		-	-
Common stock, 100,000,000 shares authorized, $0.00001 par
value; 18,008,500 shares issued and outstanding	315	-	(C)	(135)	180
Additional paid-in capital	111,762	-	(A)	(291,418)	(179,521)
			(C)	135
Deficit accumulated during development stage	(291,408)	(425)	(A)	291,408	(425)
TOTAL STOCKHOLDERS' DEFICIT	(179,331)	(425)		(10)	(179,766)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 46,574	$ -		$ 1,999,990	$ 2,046,564

The notes are an integral part of this unaudited pro forma condensed combined balance sheet.

CYBER SUPPLY, INC.

AND

CIG SERVICES, LLC

(DEVELOPMENT STAGE COMPANIES)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1. DESCRIPTION OF TRANSACTION

On October 7, 2011, Cyber Supply, Inc. acquired all membership interests in CIG Services, LLC, a Delaware limited liability company, from Communications Infrastructure Group, LLC, a Delaware limited liability company (“CI Group”).  The membership interests of CIG Services were acquired by Cyber Supply for a nominal amount of $10. The transaction was accounted for as a reverse merger. CIG Services was formed by CI Group to provide comprehensive management and support services for the operation, administration and management of 74 cell phone towers.  Cyber Supply will now conduct its business principally through CIG Services. Cyber Supply intends to acquire CI Group and all 74 cell phone towers prior to the end of calendar year 2011. Pending the closing of the acquisition of CI Group and the cell phone tower assets by Cyber Supply, CIG Services as the newly acquired wholly owned subsidiary of Cyber Supply, will provide all services to CI Group pertaining to the management, administration and operation of the cell phone towers.  All 15 employees of CI Group will render their respective services under the direction of CIG Services pursuant to the terms of an employee services agreement with CI Group.  In connection with the acquisition of CIG Services, Cyber Supply has moved its principal offices to Atlanta, Georgia where substantially all of its employees shall render their respective services.

NOTE 2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Adjustment (A) – To reflect the acquisition of CIG Services by Cyber Supply accounted for as a reverse merger

Adjustment (B) – To reflect the sale of 1,000,000 shares of Series A convertible redeemable preferred stock to Communications Infrastructure Group, LLC for $2,000,000. The Series A convertible redeemable preferred stock has the following attributes:

(i)                   an annual dividend of 4% per year (payable in cash or in common stock)

(ii)                 a liquidation preference of $2.00 per share (together with accrued dividends and other adjustments);

(iii)                conversion rights by the holder to Cyber Supply common stock, exercisable at any time prior to redemption at a conversion price of $2.00 per share

(iv)               an optional redemption right exercisable by Cyber Supply if the volume weighted average of Cyber Supply’s common stock equals or exceeds 160% of the conversion price

(v)                 mandatory redemption at maturity if the shares are not redeemed or converted prior to December 31, 2012

(vi)               each holder of the preferred shares shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of Series A convertible redeemable preferred stock are convertible

Adjustment (C) – To reflect the tender and cancellation of 13,500,000 common shares of Cyber Supply on October 3, 2011 by a former Officer and Director of Cyber Supply